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                                                                   EXHIBIT 10.25

                    WAIVER AGREEMENT AND AMENDMENT NO. 10 TO
               CREDIT AGREEMENT AND OTHER LOAN AND LEASE DOCUMENTS

     THIS WAIVER AGREEMENT AND AMENDMENT NO. 10 TO CREDIT AGREEMENT AND OTHER LOAN AND LEASE DOCUMENTS ("this Amendment") is dated this 26th day of April, 2001, to be effective as of March 31, 2001, by and among the BANKS listed on the signature pages hereof ("Banks"), BANK ONE, COLORADO, N.A., as Agent ("Agent"), BANC ONE LEASING CORPORATION, as Lessor ("Banc One Leasing"), ANALYTICAL SURVEYS, INC., as Borrower and Lessee ("Borrower"), MSE CORPORATION, an Indiana corporation, as Guarantor and lease guarantor ("MSE"), ASI LANDMARK, INC., a Colorado corporation, as Guarantor and lease guarantor ("Landmark"), ASI OF PUERTO RICO, INC., a Puerto Rico corporation, as Guarantor ("Puerto Rico"), MSE HOLDING COMPANY, an Indiana corporation, as Guarantor ("MSE Holding"), MSE LLC, an Indiana limited liability company, as Guarantor ("MSE LLC"), CARTOTECH, INC., a Texas corporation, as lease guarantor ("Cartotech"), INTELLIGRAPHICS INTERNATIONAL, INC. ALSO KNOWN AS ASI TECHNOLOGIES (INTELLIGRAPHICS), a Wisconsin corporation, as lease guarantor ("Intelligraphics"), and SURVEY HOLDINGS, INC., a Texas corporation, as Guarantor and lease guarantor ("Holdings" which together with MSE, Landmark, Puerto Rico, MSE Holding, MSE LLC, Cartotech, Intelligraphics and Holdings may be collectively referred to as "Guarantors");

                                  WITNESSETH:

     WHEREAS, Borrower, Banks and Agent are parties to a Credit Agreement dated as of June 3, 1998, as amended by Amendment No. 1 through Amendment No. 5, Waiver Agreement and Amendment No. 6 to Credit Agreement and Other Loan and Lease Documents, Waiver Agreement and Amendment No. 7 to Credit Agreement and Other Loan and Lease Documents, Waiver Agreement and Amendment No. 8 to Credit Agreement and Other Loan and Lease Documents and Waiver Agreement and Amendment No. 9 to Credit Agreement and Other Loan and Lease Documents and (as so amended, the "Credit Agreement");

     WHEREAS, Borrower and Banc One Leasing are parties to a Master Lease Agreement dated June 8, 1993 (the "Master Lease") and various lease schedules pursuant thereto (the Master Lease together with all leases and lease schedules executed and delivered by Borrower to Banc One Leasing under the Master Lease may be referred to as the "Leases" and any of which may be referred to individually by the words "Lease No." and its lease schedule number, such as Lease No. 1-94447);

     WHEREAS, Borrower and/or certain Guarantors are parties to various equipment leases with The Fifth Third Bank of Central Indiana ("Fifth Third") which leases (collectively, the "5th/3rd Leases") are more particularly identified on SCHEDULE I to this Amendment;

     WHEREAS, pursuant to the Credit Agreement, Banks have extended to Borrower the following secured credit facilities (i) revolving lines of credit, as provided in Section 2.1 of the Credit Agreement (collectively, the "Revolving Loans") and (ii) term loans (collectively, the "Term Loan") as follows:


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     (a)  Revolving Loans Principal Balances as of March 31, 2001:

          (i)       National City          $ 1,148,867.33
          (ii)      KeyBank                $ 1,148,867.33
          (iii)     Fifth Third            $ 2,297,734.66
          (iv)      Bank One               $ 2,504,530.68

     (b)  Term Loan Principal Balances as of March 31, 2001:

          (i)       National City          $ 2,027,928.97
          (ii)      KeyBank                $ 2,027,928.97
          (iii)     Fifth Third            $ 4,055,857.96
          (iv)      Bank One               $ 4,420,885.10

     WHEREAS, to secure the Obligations, Borrower executed and delivered to the Agent, among other things, a Security Agreement and Assignment dated as of June 3, 1998 (as amended to date, the "Security Agreement"); and a Pledge and Security Agreement dated as of June 3, 1998, as amended by Amendment No. 1 to Pledge and Security Agreement dated June 26, 1998 (the "Pledge Agreement");

     WHEREAS, to further secure the Obligations, MSE, MSE Holding, MSE LLC, Landmark, and Puerto Rico each executed and delivered to Agent a Guaranty of the Obligations;

     WHEREAS, to secure each of their respective Guaranties and to further secure the Obligations, MSE, MSE Holding, MSE LLC, Landmark, and Puerto Rico each executed and delivered to Agent a Security Agreement and Assignment;

     WHEREAS, to further secure the Leases, MSE, Landmark, Holdings, Cartotech and Intelligraphics each executed and delivered to Banc One Leasing a guaranty of the Leases;

     WHEREAS, Borrower is to make a regularly scheduled quarterly principal payment in the amount of $1,225,000.00 and a mandatory prepayment of principal in the amount of $5,225,000.00, each of which are to be applied to the Term Loan and are due April 1, 2001;

     WHEREAS, Borrower and Guarantors have requested that Banks waive existing Events of Default, if any, suspend Borrower's and Guarantors' compliance with certain covenants and defer the obligation to make principal payments on the Term Loan, and make other modifications of the Credit Agreement;

     WHEREAS, Banks have agreed to waive existing Events of Default, temporarily suspend compliance with certain covenants, defer the obligation to make principal payments with respect to the Term Loan and make other modifications of the Credit Agreement, subject to the terms and upon the conditions hereinafter set forth;


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                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein and the acts to be performed hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties hereby jointly and severally agree as follows:

     1. Incorporation of Recitals/Definitions. The foregoing recitals and definitions set forth above are incorporated herein and made a part hereof. Terms which are defined in the Credit Agreement and which are not otherwise defined in this Amendment shall have the meanings ascribed to them in the Credit Agreement.

     2.   Waiver.

          (a) Acknowledgement of Default. Borrower and Guarantors acknowledge that as of the date hereof, Borrower has not paid, and will not be able to timely pay, the quarterly installment of the Term Loan payable on April 1, 2001 in the amount of One Million Two Hundred Twenty-Five Thousand Dollars ($1,225,000) required pursuant to Section 2.6(b) of the Credit Agreement and the Five Million Two Hundred Twenty-Five Thousand Dollar ($5,225,000) Mandatory Repayment and the balance (being $57,601) of the Two Million Four Hundred Fifty Thousand Dollar ($2,450,000) Mandatory Repayment required pursuant to Section 2.6(d)(v)(y) and (z) of the Credit Agreement, and that each such failure, until waived by the Banks, would constitute an Event of Default under the Credit Agreement (all such failures being collectively called the "Monetary Defaults"). Borrower and Guarantors further acknowledge that Borrower, as of the date of this Amendment, is not in compliance with the financial covenants set forth in Sections 9.3(i) and 9.17(b) and (c) of the Credit Agreement, each as amended by the Ninth Amendment, and that each such non-compliance, until waived by the Banks and Banc One Leasing, constitutes an Event of Default under the Credit Agreement and the Master Lease (all such non-compliance being collectively referred to as the "Financial Covenant Defaults").

          (b) Waiver. Banks hereby waive the Financial Covenant Defaults and, to the extent not waived by the deletion of former Section 9.3(i) of the Credit Agreement, as amended by the Ninth Amendment, and by the modification of the payment schedule with respect to the Term Loan pursuant to Sections 3 (j) and (k) of this Amendment, the Monetary Defaults, all such waivers being effective through April 27, 2001, and, upon receipt, on or prior to April 27, 2001, of Five Million One Hundred Thousand Dollars ($5,100,000) (the "Banks' Sale Proceeds") from the proceeds of the sale of certain of Borrower's and Guarantors' assets located at or associated with Borrower's office at Colorado Springs, Colorado pursuant to an agreement with Sanborn Colorado, LLC (the "Sanborn Sale Agreement") in an amount not more than Eight Million Four Hundred Six Thousand Dollars ($8,406,000) (the "Colorado Proceeds"), such waivers being extended and effective through May 31, 2001. In the event Borrower delivers to Agent, with a copy to each Bank, a commitment to provide to Borrower a Replacement Line (as hereinafter defined), in form and


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     substance reasonably acceptable to Agent and Banks (a "Replacement Line
     Commitment"), such waiver will be extended and effective through June 30, 2001. The Banks and, subject to receipt by Banc One Leasing of the Colorado Lease Amount (as defined in Section 9.19 of the Credit Agreement, as hereby amended) of the Colorado Proceeds (the "Lease Portion"), Banc One Leasing also hereby waives compliance by Borrower with Sections 5.2(a), 9.3 and
     9.17 of the Credit Agreement, as amended by the Ninth Amendment, and
     Section 18 of the Master Lease. Banc One Leasing hereby waives any default or event of default under the Master Lease or the Leases by reason of the Financial Covenant Defaults and the Monetary Defaults, such waivers effective through April 27, 2001 and, upon receipt of the Colorado Lease Amount, through May 31, 2001. In the event Borrower delivers to Agent, with a copy to each Bank, a Replacement Line Commitment, Banc One Leasing agrees that such waiver will be extended and effective through June 30, 2001. Notwithstanding any provision of the Credit Agreement or this Amendment to the contrary, on or prior to May 31, 2001, Borrower and Banks shall negotiate, and agree in writing to, financial covenants, reasonably acceptable to all parties, which covenants shall be effective from May 31, 2001 through the date upon which the Interest Bearing Term Loan (as such term is defined in Section 1.1 of the Credit Agreement as hereby amended) is paid in full (the "Post 5/31 Covenants") and shall replace in their entirety the financial covenants of Borrower and Guarantors set forth in Sections 5.2(a), 9.3 and 9.1 of the Credit Agreement, as amended by the Ninth Amendment. Upon the Post 5/31 Covenants becoming effective, the waivers herein by the Banks, Fifth Third and Banc One Leasing shall be permanent without further action by any party. Fifth Third hereby waives any default or event of default under each of the 5th/3rd Leases which has occurred or might be deemed to have occurred by reason of the occurrence on or prior to April 27, 2001, of an Event of Default under the Agreement or the Leases.

          (c) Effect of Waiver. The waivers granted pursuant to Subsection (b) of this Section 2 are not and shall not be deemed to be a waiver by Banks of any other Defaults or Events of Default which may now or hereafter exist.

          (d) Consent to Sale - Release of Security Interests. Banks and Agent hereby consent to the Sanborn Sale Agreement and the sale by Borrowers and Guarantors of substantially all of the personal property associated with Borrower's Colorado Springs, Colorado Office to Sanborn Colorado, LLC pursuant thereto, and agree to release and terminate all liens and security interests held or asserted by them in and to such personal property, subject only to receipt by the Agent of the Banks' Sale Proceeds.

     3.   Amendments to Credit Agreement.

          (a) The following new definitions are inserted in Section 1.1 of the Credit Agreement such that all definitions therein are in alphabetical order:

               "Change of Control" means the transfer, after the effective date of the Tenth Amendment, directly or indirectly, in one or a series of transfers, to: (i)


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          any Person or Persons of capital stock of Borrower which
          results in such Person or Persons owning fifty percent (50.0%) or more of the capital stock of the Borrower following such transfer; or (ii) any Person or Persons of all or a substantial portion of the assets (including Borrower's ownership interest in any Subsidiary of Borrower) of Borrower or any Subsidiary of Borrower, other than the transfer to Sanborn Colorado, LLC of the assets associated with Borrower's Colorado Springs, Colorado office pursuant to the terms of the Sanborn Sale Agreement.

               "Initial Subordination Requirements" means: (i) on or before April 27, 2001, Borrower has paid to Agent for the benefit of Banks: (A) the first Monthly Renewal Fee pursuant to Section 9.9; (B) from the Banks' Sale Proceeds, Two Million Seven Hundred Thousand Dollars ($2,700,000), to be applied as a principal payment on the Revolving Loans and a permanent reduction of the Revolving Loan Commitment; and (C) from the Banks' Sale Proceeds, Two Million Four Hundred Thousand Dollars ($2,400,000) as a principal payment on the Interest Bearing Term Loan, to be applied in the inverse order of maturity; (ii) on or before May 31, 2001, or, in the event that Borrower has delivered to Agent and Banks, on or before May 31, 2001, a Replacement Line Commitment, then June 30, 2001, Borrower has paid to Agent for the benefit of Banks:
          (A) the second Monthly Renewal Fee pursuant to Section 9.9; and (B) the remaining unpaid balance of the Revolving Loans together with all accrued interest thereon through the date of payment thereof.

               "Interest Bearing Term Loan" means the funds advanced by the Banks to Borrower pursuant to the Term Loan Commitment and evidenced by the Interest Bearing Term Note.

               "Interest Bearing Term Loan Record" means a Record with respect to an Interest Bearing Term Loan.

               "Interest Bearing Term Loan Scheduled Maturity Date" means December 31, 2001.

               "Interest Bearing Term Note" means the promissory notes in the initial aggregate principal amount of $7,532,601 evidencing the interest bearing portion of the Term Loan, made by the Borrower and payable to the order of the Banks, substantially in the form of Exhibit A-2(a) hereto, as the same may be supplemented, modified, amended or restated from time to time in the manner provided herein.



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               "Non-Interest Bearing Term Loan" means the funds advanced
          by the Banks to Borrower pursuant to the Term Loan Commitment and evidenced by the Non-Interest Bearing Term Note.

               "Non-Interest Bearing Term Loan Record" means a Record with respect to an Non-Interest Bearing Term Loan.

               "Non-Interest Bearing Term Loan Scheduled Maturity Date" means October 1, 2002.

               "Non-interest Bearing Term Note" means the promissory notes in the initial aggregate principal amount of $5,000,000 evidencing the non-interest bearing portion of the Term Loan, made by the Borrower and payable to the order of the Banks, substantially in the form of Exhibit A-2(b), as the same may be supplemented, modified, amended or restated from time to time in the manner provided herein.

               "Replacement Lender" means, collectively, any lender or group of lenders and their agent which extends to Borrower a Replacement Line.

               "Replacement Line" means a loan or loans or credit facilities in a maximum principal amount of not more than $4,500,000 and which refinances the Revolving Loans.

               "Tenth Amendment" means the Waiver Agreement and
          Amendment No. 10 to Credit Agreement and Other Loan and Lease Documents dated as of March 31, 2001 by and among Borrower, certain Subsidiaries or Affiliates of Borrower, Banc One Leasing Corporation, Banks and Agent.

          (b) Applicable Margin. The definition of the term "Applicable Margin" in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "Applicable Margin" means, with respect to: (i) Revolving Loans, 2.00%; and (ii) Interest Bearing Term Loan, 1.00%.

          (c)  Interim Period. The definition of the term "Interim Period" in
     Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "Interim Period" means the period from the effective date of the Tenth Amendment to and including October 1, 2002.

          (d) Revolving Loans Commitments. The definition of the term "Revolving Loans Commitments" in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:


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               "Revolving Loans Commitment" means the commitment of the Banks to
          Advance Revolving Loans to the Borrower from time to time in the aggregate amount of (i) from the effective date of the Tenth Amendment until the earlier of April 27, 2001 or the date of Borrower's or any Guarantor's receipt of the Colorado Proceeds, Seven Million One
          Hundred Thousand Dollars ($7,100,000); (ii) from and after the earlier of April 27, 2001 or the date of Borrower's or any Guarantor's receipt of the Colorado Proceeds until the earlier of May 31, 2001, or, in the event that Borrower has delivered to Agent and Banks, on or before May 31, 2001, then June 30, 2001, or the date of funding of the Replacement Line, Four Million Four Hundred Thousand Dollars ($4,400,000); and (iii) from and after the earlier of May 31, 2001, or, in the event that Borrower delivers to Agent and Banks, on or before May 31, 2001, a Replacement Line Commitment, then June 30,
          2001, or the date of funding of the Replacement Line, Zero Dollars ($0); provide however, notwithstanding any provision of this Agreement or the Revolving Note to the contrary, Banks shall not make any further Advance after the effective date of the Tenth Amendment.

          (e) Revolving Loans Scheduled Maturity Date. The definition of the term "Revolving Loans Scheduled Maturity Date" in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "Revolving Loans Scheduled Maturity Date" means May 31, 2001, or, in the event that Borrower delivers to Agent and Banks, on or before May 31, 2001, a Replacement Line
          Commitment, then June 30, 2001.

          (f)  Revolving Note. The definition of the term "Revolving Note" in
     Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "Revolving Note" means the promissory notes in the aggregate principal amount of $7,100,000 made by the Borrower and payable to the order of the Banks, substantially in the form of Exhibit A-1 hereto, as the same may be supplemented, modified, amended or restated from time to time in the manner provided herein.

          (g)  Term Loan. The definition of the term "Term Loan" in Section
     1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "Term Loan" means the funds advanced by the Banks to Borrower pursuant to the Term Loan Commitment and evidenced by the Interest Bearing Term Note and the Non-Interest Bearing Term Note.



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          (h)  Term Loan Scheduled Maturity Date. The definition of the term
     "Term Loan Scheduled Maturity Date" in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "Term Loan Scheduled Maturity Date" means the Interest Bearing Term Loan Scheduled Maturity Date or the Non-Interest Bearing Term Loan Scheduled Maturity Date, as the case may be.

          (i) Term Note. The definition of the term "Term Note" in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "Term Note" means the Interest Bearing Term Note or the Non-Interest Bearing Term Note, as the case may be, or in the plural form, both the Interest Bearing Term Note and the Non-Interest Bearing Term Note.

          (j) Restructure of Term Loan Payment. Section 2.6(b) is hereby amended in its entirety to read as follows:

               (b) Payment of Term Loan Notwithstanding any provision of this Agreement or any Term Note to the contrary, the Borrower will repay: (i) the Interest Bearing Term Loan in full on or before the earlier of: (A) December 31, 2001; or (B) the date upon which a Change of Control occurs; and (ii) will repay the Non-Interest Bearing
               Term Loan in full on or before October 1, 2002.
               Quarterly installment payments of principal of the Term Loan are no longer required to be made, effective as of March 31, 2001.

          (k) Mandatory Prepayments. Section 2.6(d) of the Credit Agreement is hereby amended in its entirety to read as follows:

               (d) Mandatory Repayment Notwithstanding any provision of this Agreement to contrary:

                    (i) The Borrower will repay the Loans in full on demand upon the acceleration of the due date of any of the Loans by the Agent pursuant to Article VI hereof.

                    (ii) Subject to the terms of any intercreditor agreement among the Replacement Lender, Banks and the Borrower, the Borrower shall pay to the Agent Net Proceeds within not more than five (5) Business Days after the Borrower shall receive Net Proceeds from (x) Dispositions, (y) any equity securities issuance or sale (excepting any such issuance or sale in which the Interest Bearing Term Loan will be paid in


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                    full and excepting the first $3,500,000 of any such
                    issuance or sale); or (z) insurance recoveries and condemnation and eminent domain awards. Collateral shall be released from the liens of the Collateral Documents upon any Disposition of such Collateral, provided that (i) no Event of Default has occurred and (ii) the Borrower shall have made the mandatory repayment (from the Net Proceeds and not as an additional payment) required under the terms of this
                    Section 2.6. All payments made pursuant to this Section shall be first applied to interest bearing loans before being applied to the Non-Interest Bearing Term Loan.

                    (iii) The Borrower shall, upon demand by Agent, pay to the Agent as a principal reduction of the Revolving Loan the amount by which the principal balance then outstanding on the Revolving Loan at any time exceeds the Borrowing Base.

                    (iv) In addition to all other payments required to be paid under the terms of this Agreement, the Borrower shall pay to Agent (w) on or before April 27, 2001, as a principal payment on the Interest Bearing Term Loan, to be applied in the inverse order of maturity, from the Banks' Sale Proceeds, Two Million Four Hundred Thousand Dollars ($2,400,000); (x) from the Banks' Sale Proceeds, on or before April 27, 2001, as a permanent reduction of the Revolving Loans and the Revolving Loan Commitment, Two Million Seven Hundred Thousand Dollars ($2,700,000); (y) on or before May 31, 2001, or, in the event that Borrower delivers to Agent and Banks, on or before May 31, 2001, a Replacement Line Commitment, then June 30, 2001, the entire unpaid principal sum of and all accrued interest upon the Revolving Loans; and (z) upon a Change in Control, the entire unpaid principal sum of and all accrued interest upon the Interest Bearing Term Loan.

          (l) Article IX of the Credit Agreement is hereby amended in its entirety to read as follows:


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                                   ARTICLE IX

                             ADDITIONAL PROVISIONS


     9.1 Controlling Effect. In the event of any conflict between a provision of Article IX and any other provision of this Agreement, the provisions of
Article IX shall control.

     9.2 Interest Payments. The principal balance of the Revolving Loans and the Interest Bearing Term Loan outstanding from time to time shall bear interest and be payable at a variable rate of interest equal to the Prime Rate plus the Applicable Margin. Interest shall be due and payable monthly in arrears on the first day of each month.

     9.3 Revolving Loan Advances During Interim Period. From and after the effective date of the Tenth Amendment, Banks shall make no further Advances under the Revolving Loan.

     9.4 Rolling Cash Flow Projections. Within ten (10) Business Days of the end of each calendar month, Borrower shall provide to Agent, with a copy for each Bank, a prospective sixteen (16) week cash flow projection in form and detail acceptable to Banks for the sixteen (16) week period commencing with the first week of the month in which such cash flow projection is required to be delivered to Agent ("Rolling Cash Flow Projection").

     9.5 Deferral Fee. As additional compensation for extension of the due date of the principal payments due January 1, 2001, pursuant to Section 2.6(d)(v)(y) of this Agreement, as amended by the Eighth Amendment, in addition to interest and all other fees as herein provided, Borrower shall pay to Banks a fee of one hundred fifty (150) basis points per annum (the "Deferral Fee"), prorated for any partial year, on the principal balance of the Revolving Loans and the Term Loan outstanding from time to time during the period from January 1, 2001 through April 27, 2001. Such Deferral Fee shall be Ninety-Nine Thousand Eleven and 70/100 Dollars ($99,011.70) for the period from January 1 through April 27, 2001 and shall be due and payable in full on April 27, 2001. For the purposes of this Agreement, one hundred (100) basis points equal one percent (1.0%).

     9.6 Agent's Fee. Notwithstanding the letter agreement by and between Borrower and Agent dated October 8, 1998, Borrower shall pay to Agent an annual fee equal to twelve and one-half (12.5) basis points (the "Agent's Fee") on the total principal sum of: (i) the Term Loan, (ii) the Revolving Loan Commitments, if any, each as at October 15th of each year.

     9.7 Financial Information and Reporting. In addition to all other financial statements and reports required by the terms of this Agreement for so long as any portion of the Revolving Loans remains unpaid Borrower shall: (a) for so long as the Revolving Loans remain unpaid, provide Agent with a Borrowing Base Certificate setting forth each component of the Borrowing Base and an accounts receivable

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aging report ("A/R Aging"), each as of Friday of each week, such Borrowing Base
Certificate to be received by Banks not later than Wednesday of the following week; (b) deliver to Agent such invoices, contracts and other documentation supporting Borrower's computation of the Borrowing Base, as Agent may reasonably request; (c) monthly, by the twenty-fifth day of the following month, a consolidated unaudited balance sheet and income statement prepared in accordance with GAAP, a Borrowing Base Certificate setting forth each component of the Borrowing Base as of the last day of such month (but only if weekly Borrowing Base Certificates are not being provided), an A/R Aging and a contract status report ("Status Report"). Furthermore, in addition to all other financial statements and reports required by the terms of this Agreement for so long as any portion of the Revolving Loans and/or the Interest Bearing Term Loan and/or the Leases remains unpaid Borrower shall: (a) effective for the week ending April 6, 2001, initiate and conduct a weekly telephone conference with a representative of Borrower, Agent and, at the option of each of the Banks, Banks; (b) on Wednesday of each week, beginning April 4, 2001, a cash flow report for the preceding calendar week comparing actual cash flow results to Borrower's then current Rolling Cash Flow Projection; and (c) monthly, by the twenty-fifth day of the following month, a consolidated unaudited balance sheet and income statement prepared in accordance with GAAP, an A/R Aging and a Status Report.

     9.8 Independent Consultant. During the Interim Period, Borrower shall continue to employ a financial management consulting firm ("Financial Management Consultant") acceptable to Banks. Borrower's current Financial Management Consultant, Starshak & Associates, Inc., is acceptable to the Banks.

     9.9 Renewal Fee. Effective April 1, 2001, Borrower shall pay to Banks on the first day of each month a fee ("Monthly Renewal Fee") equal to one-twelfth of fifty (50) basis points on the total principal sum of the Interest Bearing Term Loan and the Revolving Loans. The Monthly Renewal Fee effective April 1, 2001 shall be Six Thousand Ninety-Seven Dollars ($6,097) and shall be adjusted upon payment in full of the Revolving Loans and any principal reductions of the Interest Bearing Term Loan.

     9.10 Investment Advisor. Borrower has engaged Brean Murray as Borrower's investment advisor ("Investment Advisor"). Subject to the confidentiality agreement executed by the Agent and the Banks, as required by the Investment Advisor and Borrower of other recipients, Borrower shall deliver to Agent, with a copy for each of the Banks, any amended offering circular, book or other presentation material intended for dissemination to prospective strategic partners, investors or purchasers of Borrower's businesses, capital stock or assets and, thereafter, shall within three (3) business days of receipt thereof by Borrower, deliver to Agent, with a copy for each of the Banks, any supplemental materials intended for dissemination to such prospective strategic partners, investors or purchasers.


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

     9.11 Delivery of Contracts. Upon request of Agent from time to time, Borrower shall within three (3) Business Days of such request deliver to Agent copies of Borrower's and Guarantors' contracts with their respective customers not previously delivered to Agent.

     9.12 No Additional Debt. Without the prior written consent of Banks, Borrower and Guarantors shall not create, incur or suffer to exist, or permit any Guarantor to create, incur or suffer to exist, any Debt or capital or operating leases except, (i) Debt hereunder; (ii) the Replacement Line; (iii) intercompany Debt and deferred rents and fees for services; (iv) Debt or capital or operating leases incurred prior to the date of the Sixth Amendment and permitted at the time incurred under the terms of Section 5.2(d) of this Agreement; and (v) Debt incurred pursuant to indemnifications extended to Sanborn Colorado, LLC in connection with or pursuant to the Sanborn Sale Agreement.

     9.13 Contract Review. The Borrower has retained a consultant to review the Borrower's and Guarantors' contracts at Borrower's expense. Borrower was to have delivered to Agent and each Bank a copy of the written report of such consultant, properly acknowledged as such consultant's work-product. Borrower has requested that the Banks waive the requirement that the report be acknowledged by such consultant. Banks agree to waive permanently this requirement if the Replacement Line is funded prior to June 30, 2001. In the event that the Replacement Line is not funded by June 30, 2001, Banks may require Borrower to deliver the written report of this consultant, properly acknowledged as such consultant's work-product. On the date of execution of the Tenth Amendment, Borrower shall pay to Agent, for the benefit of each Bank, a fee of One Thousand Five Hundred Dollars ($1,500) with respect to this accommodation.

     9.14 Capital Expenditures. For the, period from April 1, 2001 through September 30, 2001, Capital Expenditures shall not exceed the amounts projected as capital expenditures in Borrower's financial projections for Fiscal Year 2001 dated April, 2001 (as previously delivered to Banks). Capital Expenditures for the period after September 30, 2001, will be negotiated as apart of the negotiations with respect to financial covenants to be agreed to prior to May 31, 2001.

     9.15 Additional Information. Borrower shall: (i) make available for consultation with Agent, in the presence of one or more representatives of Borrower, Borrower's Financial Management Consultant and Investment Advisor in connection with such matters as may affect the Collateral, Borrower's financial condition or the repayment of the Obligations and such other matters as Agent may reasonably request; (ii) provide periodic status reports received from Borrower's Financial Management Consultant and/or Investment Advisor; and (iii) promptly deliver to Agent any letter of intent, written expression of interest or offer received by Borrower or Borrower's Financial Management Consultant or Investment Advisor in

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

connection with Borrower's efforts to achieve a strategic alliance, merger or sale of all or a portion of Borrower's businesses, capital stock or assets, to the extent that such letter, expression or offer is not subject to a confidentiality agreement or non-disclosure provision.

     9.16 Cash Collateral Account. So long as any portion of the Revolving Loans remain unpaid, Borrower shall maintain with Agent a cash collateral account, over which Agent alone shall have the power of withdrawal. So long as no Event of Default shall have occurred, all funds deposited in the cash collateral account shall be released to Borrower's general operating account promptly after Agent has received irrevocable credit with respect thereto.

     9.17 Subordination of Lien. In the event that each of the Initial Subordination Requirements have been met or waived in writing by Banks on or before the date with respect to which such Initial Subordination Requirement is to be met, Banks and Agent will subordinate in writing their lien and security interest in, to and upon all of the Borrower's and Guarantors' assets other than equipment to the lien and security interest of a Replacement Lender and shall enter into an intercreditor agreement with such Replacement Lender providing that the Banks' and Agent's lien and security interest with respect to Borrower's and Guarantors' equipment shall be pari passu with the lien of the Replacement Lender (excluding the Non-Interest Bearing Term Loan in the calculation of the respective shares).

     9.18 Release of Liens - Banks. Provided the Revolving Loans are paid in full on or before June 30, 2001, the Interest Bearing Term Loan is paid in full or before December 31, 2001 and on or before January 1, 2002, Borrower and Guarantors have closed on an asset or stock purchase agreement, merger agreement or other similar agreement with the company that has been independently identified to the Banks by letter from the Borrower, Banks and Agent shall consent to such transaction and immediately with closing of the transaction release their liens and security interests in, to and upon the Borrower's and Guarantors' assets and shall, at the option of each Bank, convert the Non-Interest Bearing Term Loan to subordinated unsecured indebtedness with a maturity of October 1, 2002 (being subordinated to all secured and unsecured indebtedness of Borrowers and Guarantors and their respective successors) or preferred stock redeemable on or before October 1, 2002, on terms and subject to conditions reasonably acceptable to each Bank.

     9.19 Transfer of Title and Release of Lien - Banc One Leasing. Upon receipt, on or prior to April 27, 2001, of the Colorado Lease Amount from the Colorado Proceeds, Banc One Leasing will execute and deliver to Borrower a bill of sale and partial release of liens, if any, with respect to all equipment leased by Banc One Leasing to Borrower or any Guarantor which is identified by Borrower and agreed in writing by Banc One Leasing to be located at Borrower's office in Colorado Springs, Colorado. The term "Colorado Lease Amount" means the agreed upon

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

release price for the equipment situated at the Colorado Springs, Colorado office of Borrower identified on the attached SCHEDULE BOLC-1 to the Tenth Amendment as set forth in Banc One Leasing's letter to Borrower dated April 20, 2001. Schedule BOLC-1 identifies the allocation of the Colorado Lease Amount to the Leases, as agreed to by Banc One Leasing.

     9.20 Proceeds of Commonwealth Edison Receivable. Borrower claims to be owed in excess of Two Million Seven Hundred Thousand Dollars ($2,700,000) by Commonwealth Edison (the "Com Ed Claim"), which is disputed by Commonwealth Edison. In the event of any payment of the Com Ed Claim prior to payment in full of the Revolving Loans, Borrower shall pay to Agent for application against the Revolving Loans and as a permanent reduction of the Revolving Loans Commitment thirty percent (30%) of the amount of such payment after the sum of all payments received exceeds One Million Dollars ($1,000,000). In the event of any payment of the Com Ed Claim after payment in full of the Revolving Loans, Borrower shall pay to the Replacement Lender for application against the Replacement Line and as a permanent reduction of the availability thereunder thirty percent (30%) of the amount of such payment after the sum of all payments received exceeds One Million Dollars ($1,000,000); provided, however, that if any amount is paid over to Agent with respect to the Revolving Loans pursuant to the provisions of this Section 9.20, thirty percent (30%) of the amount of all such payments received by the Replacement Lender shall be applied against the Replacement Line and as a permanent reduction of the availability thereunder.

     9.21 Additional Events of Default. In addition to the Events of Default set forth in Section 6.1 hereof and notwithstanding any provision of this Agreement to the contrary, each of the following events shall constitute an Event of Default hereunder:

          (a) Failure to Timely Deliver Financial and Other Information. Borrower fails to timely deliver: (i) any contracts required by
     Section 9.11; (ii) a Rolling Cash Flow Projection; (iii) any Borrowing Base Certificate, A/R Aging, Revenue Report or Status Report; or (iv) any other information required to be delivered to Agent or Banks pursuant to the terms of this Agreement.

          (b) Failure to Reach Agreement on Financial Covenants. Borrower and Banks fail to reach agreement on or before May 31, 2001 with respect to financial covenants to become effective as of May 31, 2001, which covenants will be in lieu of, or in addition to, the provisions of Sections 5.2(a), 9.3 and 9.17, each as amended by the Ninth Amendment, as the parties may agree.

          (c) Failure to Pay Monthly Renewal Fee. Borrower fails to timely pay any Monthly Renewal Fee.


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

     4. Conditions Precedent. This Amendment shall be effective when Borrower, each Guarantor, Agent, each Bank and Banc One Leasing have executed this Amendment and Agent has received a counterpart originally executed by each of the foregoing and:

          (a) Borrower has executed and delivered to Agent for delivery to each Bank such Bank's Revolving Note in the form of Exhibit A-1, attached hereto;

          (b) Borrower has executed and delivered to Agent for delivery to each Bank such Bank's Interest Bearing Term Note in the form of Exhibit A-2(a), attached;

          (c) Borrower has executed and delivered to Agent for delivery to each Bank such Bank's Non-Interest Bearing Term Note in the form of Exhibit A-2(b), attached; and

          (d)  Agent has received the first Monthly Renewal Fee.

     5. Substitution of Exhibits. Exhibit A-1 hereto shall be attached to the Credit Agreement and substituted for the existing Exhibit A-1 to the Credit Agreement and Exhibit A-2(a) and Exhibit A-2(b) hereto shall be attached to the Credit Agreement and substituted for the existing Exhibit A-2 to the Credit Agreement.

     6. Post-Closing Items. On or before April 25, 2001, Borrower and each Guarantor shall have delivered to Agent: (i) resolutions of its board of directors authorizing the execution and delivery of this Amendment and the performance of the obligations of Borrower and each Guarantor hereunder, and
(ii) a certificate of its secretary stating the names of those officers of Borrower and each Guarantor authorized to execute this Amendment, each containing a specimen signature of each such officer. Notwithstanding any provision of this Amendment or the Credit Agreement, as hereby amended, to the contrary, the failure of Borrower or any Guarantor to timely deliver the foregoing shall constitute an Event of Default.

     7. RELEASE OF BANKS, AGENT AND BANC ONE LEASING. BORROWER AND GUARANTORS HEREBY FOREVER RELEASE AND DISCHARGE BANKS, AGENT AND BANC ONE LEASING, FROM, AND HEREBY FOREVER RELINQUISH AND WAIVE, ANY AND ALL DEBTS, DEMANDS, CLAIMS, LIABILITY, SUITS, PROCEEDINGS, EXPENSES, ACTIONS AND CAUSES OF ACTION WHATSOEVER, OF EVERY KIND, NAME AND NATURE, KNOWN AND UNKNOWN, WHETHER OR NOT FOUNDED IN FACT OR IN LAW, AND WHETHER IN LAW OR IN EQUITY OR OTHERWISE, HERETOFORE OR NOW EXISTING OR HEREAFTER ARISING IN ANY MANNER WHATSOEVER ARISING FROM, IN CONNECTION WITH OR WITH RESPECT TO FACTS ARISING BEFORE OR IN EXISTENCE AS OF THE DATE OF EXECUTION OF THIS AMENDMENT, INCLUDING, WITHOUT LIMITATION, ANY LOAN TO BORROWER, ANY REQUEST FOR WAIVER OF ANY COVENANT OR CONDITION OF THE CREDIT AGREEMENT, ANY GUARANTY OR GUARANTEE OF GUARANTORS, ANY COLLATERAL GRANTED TO BANKS OR AGENT TO SECURE ANY OBLIGATION OF ANY OF BORROWER OR GUARANTORS TO BANKS OR AGENT, ANY NEGOTIATIONS BETWEEN BANKS OR AGENT AND THE BORROWER OR ANY GUARANTOR WITH RESPECT TO ANY OF THE FOREGOING, THE MASTER LEASE, THE LEASES, ANY FAILURE TO FUND ANY LEASE, ANY NEGOTIATIONS

BETWEEN BANC ONE LEASING AND THE BORROWER OR ANY GUARANTOR OR ANY OTHER MATTER INVOLVING BORROWER, GUARANTORS OR ANY OF THEM, AND ANY OTHER ACT, ACTION, DECISION, INACTION, REFUSAL TO ACT, FORBEARANCE OR OMISSION OF BANKS, AGENT, BANC ONE LEASING OR ANY OFFICER, DIRECTOR, EMPLOYEE, ATTORNEY OR OTHER AGENT OF BANKS, AGENT OR BANC ONE LEASING OR ANY OTHER MEMBER OF THE BANK/AGENT GROUP. WITHOUT IN ANY MANNER LIMITING THE SCOPE OF THE RELEASE CONTAINED IN THIS
SECTION 7, BORROWER AND GUARANTORS EXPRESSLY AGREE THAT THEY HAVE CONSULTED, OR HAD ANY OPPORTUNITY TO CONSULT, WITH LEGAL COUNSEL WITH RESPECT TO THE RELEASE CONTAINED IN THIS AMENDMENT, THEY UNDERSTAND THAT THIS AMENDMENT CONTAINS A RELEASE OF THE BROADEST POSSIBLE NATURE AND RESULTS IN THE RELEASE OF THOSE CLAIMS KNOWN TO THE PARTIES AND THOSE CLAIMS WHICH ARE NOT KNOWN TO THE PARTIES AND, FURTHERMORE, THAT THE RELEASE HEREBY GWEN IS GIVEN IN EACH AND EVERY CAPACITY WHICH THE PARTY HOLDS AND RELEASES NOT ONLY THOSE CLAIMS WHICH THE PARTY MIGHT HAVE BROUGHT DIRECTLY PRIOR TO THE EXECUTION OF THIS AMENDMENT BUT ALSO THOSE CLAIMS WHICH MAY HAVE BEEN BROUGHT INDIRECTLY OR DERIVATIVELY BY BORROWER OR GUARANTORS. BORROWER AND EACH OF THE GUARANTORS SHALL BE DEEMED TO HAVE RELEASED, RELINQUISHED, WAIVED AND DISCHARGED EACH AND EVERY CLAIM ANY OF THEM MAY HAVE WHETHER NOW EXISTING OR HEREAFTER ARISING TO THE FULLEST EXTENT POSSIBLE AS HEREINBEFORE PROVIDED. BORROWER AND GUARANTORS ACKNOWLEDGE THAT THE PROVISIONS OF THIS SECTION 7 ARE A MATERIAL INDUCEMENT FOR THE BANKS AND AGENT TO ENTER INTO THIS AMENDMENT. For the purposes of this Section 7, Banks and Agent shall mean Bank One, Colorado, N.A., Bank One, Indiana, N.A., KeyBank National Association, National City Bank of Indiana, National City Bank, Indiana, The Fifth Third Bank of Central Indiana and their predecessors-in-interest, the parent company of any of them, all other affiliates of Banks and Agent and all subsidiaries, direct or indirect, of Banks, Agent and any other member of the Bank/Agent Group (as hereinafter defined). For the purposes of this Section 7, Banc One Leasing shall mean Banc One Leasing Corporation, any predecessor-in-interest, its parent company and all other affiliates of Banc One Leasing Corporation and all subsidiaries, direct or indirect, of Bank One Leasing Corporation and any other member of the Bank/Agent Group. For the purposes of this Section 7, Bank/Agent Group shall mean Banks, Agent, Banc One Leasing, the parent company of any of them, all other affiliates of any of them and all subsidiaries, direct or indirect, of Banks, Agent, Banc One Leasing and any other member of the Bank/Agent Group and all officers, directors, employees, attorneys and other agents of Banks, Agent, Banc One Leasing and all other members of the Bank/Agent Group.

     8. Further Agreements/No Course of Dealing Established. Borrower and Guarantors, jointly and severally, hereby acknowledge and agree that:

          (a) Except as expressly set forth herein, this Amendment does not constitute, and no agreement, compromise or settlement of any kind has been reached between Banc One Leasing, Banks and Borrower or any Guarantor regarding, a reinstatement, restructuring or modification of the Obligations, any obligation of Borrower or any Guarantor under or with respect to the Master Lease and the Leases or any portion thereof or of any of the Loan

     Instruments, the Master Lease or any of the Leases and no such agreement shall exist or be deemed to exist unless and until all parties thereto execute and deliver complete documentation setting forth the terms of any such reinstatement, restructuring or modification;

          (b) Banc One Leasing and Banks are not obligated to reach any further agreement concerning the reinstatement, restructure or modification of the Obligations, any obligation under or with respect to the Master Lease and the Leases or any of the Loan Instruments, the Master Lease or any of the Leases; and

          (c) Neither this Amendment, nor any action taken or forbearance by Banc One Leasing and the Banks pursuant to this Amendment, shall impair, prejudice, or in any other manner affect the rights of Banc One Leasing, Agent or Banks in and to any of the Collateral or any property leased from Banc One Leasing by Borrower or any Guarantor (including, without limitation, any proceeds thereof) or establish or be deemed to establish any precedent or course of dealing with respect to any of the Obligations, any obligations under the Master Lease and the Leases or any Collateral or leased property.

     9. Consent of Guarantor. Each of the Guarantors hereby expressly consents to the execution and delivery of this Amendment by each of the parties to this Amendment, including Banks and Banc One Leasing, and to the performance by Borrower, Guarantors, Agent, Banks and Banc One Leasing pursuant to this Amendment and agrees that neither the provisions of this Amendment nor any action taken or not taken in accordance with the terms of this Amendment shall constitute a termination, extinguishment, release or discharge of any of the Obligations or the liability of the Borrower with respect thereto or the obligations of any Guarantor or provide a defense, setoff or counterclaim to the Borrower or any Guarantor with respect to any of the Obligations under the Credit Agreement, any Guaranty in favor of Agents or Banks, as applicable, or any Lease now existing or hereafter arising.

     10. Survival/No Third Party Beneficiaries. All of the acknowledgments, representations, warranties, covenants and agreements of the Borrower and each of the Guarantors shall survive and continue in full force and effect from and after the closing of this Amendment. There are no third party beneficiaries of or to this Amendment.

     11. No Joint Venture. Borrower and Guarantors acknowledge that the relationship between Borrower and Guarantors, on the one hand, and Agent, Banks and Banc One Leasing, on the other, is strictly that of "debtor/creditor", and that this Amendment shall not be construed as creating a partnership, joint venture or co-venture between them. Borrower and Guarantors acknowledge and agree that neither Agent, any of the Banks nor Banc One Leasing is a fiduciary with respect to them, or the creditors or equity security holders of Borrower or Guarantors.

     12. Counterparts. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

     13. Entire Agreement. This Amendment embodies the entire agreement and understanding between Borrower, Guarantors, Agent, Banks and Banc One Leasing with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to its subject matter. This Amendment may not be amended or in any manner modified unless such amendment or modification is in writing and signed by all of the parties hereto.

     14. Ratification. Borrower and each Guarantor hereby ratify and confirm its respective Obligations under the Credit Agreement and the other Loan Instruments, as amended hereby, and the liens and security interests created thereby, and acknowledges that it has no defenses, claims or setoffs to the enforcement by Agent or Banks of Borrower's and/or Guarantors' Obligations under the Credit Agreement and the other Loan Instruments, as amended hereby.

     15. Continued Effectiveness. The Credit Agreement and the Loan Instruments shall be amended only to the extent provided herein and shall remain in full force and effect in accordance with their respective terms, as hereby amended.

     16. Expenses. Borrower agrees to pay or reimburse on demand all reasonable costs and expenses of the Agent, including, without limitation, legal fees, incurred in connection with the preparation, execution, delivery, interpretation or enforcement of this Amendment and the other agreements, documents and instruments provided for herein and/or the interpretation or enforcement of the Credit Agreement or any of the other Loan Instruments and/or any rights and/or remedies of Agent and/or Banks under the Credit Agreement, this Amendment or any of the other Loan Instruments.

     17. Applicable Law. This Amendment shall be governed by and construed in accordance with the substantive law of the State of Indiana notwithstanding the fact that the conflict of law provisions of Indiana law may require the application of the substantive law of another jurisdiction.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment by their respective duly authorized signatories effective as of the date first set forth above.

                              ANALYTICAL SURVEYS, INC., as Borrower

                              By: /s/ MICHAEL A. RENNINGER
                                  ---------------------------------------------
                                  Michael A. Renninger, Chief Financial Officer

                              MSE CORPORATION, as Guarantor and lease guarantor

                              By: /s/ MICHAEL A. RENNINGER
                                  ---------------------------------------------
                                  Michael A. Renninger, Chief Financial Officer





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